UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Bending Spoons S.p.A.

(Exact name of registrant as specified in its charter)

Republic of Italy (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Via Nino Bonnet 10 20154 Milan Italy (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-296573.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of registrant’s securities to be registered

The description of the ordinary shares, no par value, of Bending Spoons S.p.A. (“Bending Spoons”) as included under the section “Description of share capital and bylaws” in the prospectus that forms part of the registration statement on Form F-1 of Bending Spoons, originally filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2026 (File No. 333-296573), and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of Bending Spoons are registered on the Nasdaq Stock Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Bending Spoons has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy on July 1, 2026.

Bending spoons s.p.a.

By:	/s/ Luca Ferrari
Name:	Luca Ferrari
Title:	Chair of the board of directors, co-founder, and chief executive officer